Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
03/17/09
Strategic Bond Fund
Ch78
Goldman Sachs Asset Management, L.P.
717081DB6
Pfizer, Inc
JP Morgan Securities
Banc of America Securities LLC; Barclays
Capital; Citi; Credit Suisse; DB Securities,
Inc.; Goldman Sachs & Co.; HSBC Securities;
JP Morgabn; Mitsubishi; UFJ Securities;
RBS Greenwich Capital; Santander Investment
Securities; UBS Securities
Goldman Sachs & Co.
$5,900,000
$3,250,000,000
$99.899
$99.899
0.45%
03/25/09
Strategic Bond Fund
Ch78
Goldman Sachs Asset Management, L.P.
715638AW2
Republic of Peru
JP Morgan Securities
JP Morgan Securities; Goldman Sachs & Co.
Goldman Sachs & Co.
$2,500,000
$1,000,000,000
$99.500
$99.500
0.20%
03/25/09
Tax Exempt Bond Fund
GU82
Standish Mellon Asset Management Company LLC
13063A4L5
CALIFORNIA ST
Merrill Lynch
Merrill Lynch & Co.; Citi; Le La Rosa & Co.;
Alamo Capital;  Backstrom McCarley Berry & Co.,
LLC; Banc of America Securities LLC; Barclays
Capital; Blaylock Robert Van, LLC; City
National Securities, Inc.; Comercia Securities;
DEPFA First Albany Securities, LLC; Edward D.
Jones & Co., LP; Fidelity Capital Markets;
Goldman, Sachs & Co.; Great Pacific Securities;
Grigsby & Associates, Inc.; Jackson Securities;
Jesup & Lamont Securities Corporation; JP Morgan
Loop Capital Markets, LLC; Morgan Keegan and
Company, Inc.; Morgan Stanley; Nollenberger
Capital Partners, Inc.; The Northern Trust
Company; Pershing LLC; Piper Jaffray & Co.;
Prager Sealy & Co., LLC; Ramirez & Co., Inc.;
Raymond James & Associates, Inc.; RBC Capital
Markets; Rice Financial Products Co.; Siebert
Brandford Shank & Co., LLC; SL Hare Capital;
Southwest Securities; Stone & Youngberg;
Wachovia Bank, NA; Wedbush Morgan Securities;
Wells Fargo Institutional Securities, LLC
Pershing
$2,500,000
$6,543,020,000
$102.315
$102.315
0.63%